As filed with the Securities and Exchange Commission on April 25, 2012

Registration No. 333-106446

Registration No. 333-162106

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-106446

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-162106

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSCEND SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0378756
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Glenlake Parkway

Suite 1325

Atlanta, Georgia 30328

(678) 808-0600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Larry G. Gerdes

Chief Executive Officer

One Glenlake Parkway

Suite 1325

Atlanta, Georgia 30328

(678) 808-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Betty O. Temple, Esq.

Womble Carlyle Sandridge & Rice, LLP

271 17th Street, NW

Suite 2400

Atlanta, Georgia 30363-1017

(404) 872-7000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Transcend Services, Inc., a Delaware corporation (“Transcend”) on Form S-3 (collectively, the “Registration Statements”), filed by Transcend with the Securities and Exchange Commission (the “SEC”):

•

Registration Statement No. 333-106446, registering 2,903,422 shares of common stock, $0.05 par value per share (“Common Stock”) offered by selling securityholders, which was originally filed with the SEC on June 25, 2003; and

•

Registration Statement No. 333-162106, registering $75,000,000 in Common Stock; preferred stock, $0.01 par value per share (“Preferred Stock”); debt securities; and warrants to purchase debt securities, Common Stock and Preferred Stock, and 1,000 shares of Common Stock offered by selling securityholders, which was originally filed with the SEC on September 24, 2009.

Transcend hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by Transcend in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of Transcend registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 25, 2012.

TRANSCEND SERVICES, INC.

By:	/s/ Larry G. Gerdes
Larry G. Gerdes
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Larry G. Gerdes	Chairman of the Board and Chief	April 25, 2012
	Larry G. Gerdes	Executive Officer (principal executive officer)

	/s/ Lance Cornell	Chief Financial Officer (principal	April 25, 2012
	Lance Cornell	financial officer and principal accounting officer)

Director
Joseph G. Bleser

	/s/ Joseph P. Clayton *	Director	April 25, 2012
Joseph P. Clayton

Director
James D. Edwards

	/s/ Walter S. Huff, Jr. *	Director	April 25, 2012
Walter S. Huff, Jr.

	/s/ Charles E. Thoele *	Director	April 25, 2012
Charles E. Thoele

*By:	/s/ Larry G. Gerdes
Larry G. Gerdes Attorney-in-Fact